Exhibit 99.1

Pulmonx Reports Third Quarter 2025 Financial Results

Redwood City, CA – November 12, 2025 – Pulmonx Corporation (Nasdaq: LUNG) (“Pulmonx” or the "Company"), a global leader in minimally invasive treatments for lung disease, today reported financial results for the third quarter of 2025 ended September 30, 2025.

Recent Highlights
•Achieved worldwide revenue of $21.5 million in the third quarter of 2025, a 5% increase over the same period last year and an increase of 4% on a constant currency basis
•Delivered $7.5 million in international revenue in the third quarter of 2025, representing 15% year-over-year growth and an increase of 9% on a constant currency basis
•Delivered $14.0 million in U.S. revenue in the third quarter of 2025, representing 1% year-over-year growth
•Realized gross margin of 75% in the third quarter of 2025
•Reappointed Glen French as President and Chief Executive Officer and appointed Derrick Sung as Chief Operating Officer and Chief Financial Officer

“While our third quarter performance broadly met expectations, we feel there is a meaningful opportunity to leverage our operational foundation and refine execution to expand Zephyr Valve treatment volumes,” said Glen French, President and Chief Executive Officer of Pulmonx. “We remain steadfast in our mission to improve the quality of life for patients with severe emphysema and are committed to acting with discipline to ensure our investments and operations are aligned with our goal to achieve sustainable, profitable growth.”

Third Quarter 2025 Financial Results
Total worldwide revenue in the third quarter of 2025 was $21.5 million, a 5% increase from $20.4 million in the third quarter of 2024, and an increase of 4% on a constant currency basis. U.S. revenue was $14.0 million, a 1% increase from the third quarter of 2024. International revenue was $7.5 million, a 15% increase compared to the third quarter of 2024, and a 9% increase on a constant currency basis. The growth in revenue reflects continued commercial execution and global adoption of Zephyr Valve procedures.

Gross profit in the third quarter of 2025 was $16.1 million, compared to $15.0 million for the third quarter of 2024. Gross margin for the third quarter of 2025 was 75%, compared to 74% for the same period in 2024.

Operating expenses in the third quarter of 2025 were $30.4 million, compared to $29.2 million for the third quarter of 2024, representing an increase of 4%. The increase in operating expenses was attributable to increases in clinical, development, and commercial investments.

Net loss in the third quarter of 2025 was $14.0 million, or $0.34 per share, compared to a net loss of $14.1 million, or $0.36 per share for the same period in 2024.

Adjusted EBITDA loss in the third quarter of 2025 was $8.2 million compared to $8.1 million for the same period in 2024.

Cash and cash equivalents totaled $76.5 million as of September 30, 2025.

2025 Financial Outlook
Pulmonx is updating its 2025 financial outlook and expects full year 2025 total revenue to be in the range of $89 million to $90 million.

The Company expects gross margin for the full year 2025 to be approximately 73%.

Pulmonx expects total operating expenses for the full year 2025 to fall within the range of $125 million to $126 million, inclusive of approximately $21 million of non-cash stock-based compensation.

The Company’s updated guidance does not anticipate any potential impact from future tariffs or trade policy changes, or their effects on the global macroeconomic environment, including foreign currency fluctuations.

Webcast and Conference Call Details
Pulmonx will host a conference call today, November 12, 2025, at 1:30 p.m. PT / 4:30 p.m. ET to discuss its third quarter financial results. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at https://investors.pulmonx.com/. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures
To supplement Pulmonx’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, Pulmonx provides certain non-GAAP financial measures in this release as supplemental financial metrics. Non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results, may provide a more complete understanding of factors and trends affecting Pulmonx’s business.

Constant currency calculations show reported current period revenues as if the foreign exchange rates remain the same as those in effect in the comparable prior year period. Pulmonx uses results on a constant currency basis as one measure to evaluate its performance. Pulmonx calculates constant currency by calculating current-year results using foreign currency exchange rates from the applicable comparable period in the prior year. Pulmonx generally refers to such amounts calculated on a constant currency basis as excluding the impact of foreign exchange or being on a constant currency basis. Pulmonx believes the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand its operating results and evaluate its performance in comparison to prior periods. Pulmonx generally uses constant currency to facilitate management's financial and operational decision-making, including evaluation of Pulmonx’s historical operating results.

The Company defines Adjusted EBITDA as earnings before interest income or expense, taxes, depreciation and amortization and stock-based compensation and may also exclude certain non-recurring, irregular or one-time items not reflective of our ongoing core business operations, such as impairment charges. Management believes in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. Further, management uses adjusted EBITDA for strategic and annual operating planning. We believe these non-GAAP financial measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance.

Reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is set forth in the tables below.

The non-GAAP financial measures used by Pulmonx should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because non-GAAP financial measures exclude the effect of items that increase or decrease the company's reported results of operations, management strongly encourages investors to review, when they become available, the Company's consolidated financial statements and publicly filed reports in their entirety. The Company's definition of non-GAAP measures may differ from similarly titled measures used by others.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect our strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding our possible or assumed future results of operations, including long-term outlook, descriptions of our revenues, total operating expenses, gross margin, profitability, guidance for full year 2025, and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Pulmonx’s public filings with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q filed with the SEC on August 1, 2025, available at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, we undertake no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business.

About Pulmonx Corporation
Pulmonx Corporation (Nasdaq: LUNG) is a global leader in minimally invasive treatments for chronic obstructive pulmonary disease (COPD). Pulmonx’s Zephyr® Endobronchial Valve, Chartis® Pulmonary Assessment System, LungTraxTM Platform, and StratX® Lung Analysis Reports are designed to assess and treat patients with severe emphysema/COPD who despite medical management are still profoundly symptomatic. Pulmonx received FDA pre-market approval to commercialize the Zephyr Valve following its designation as a “breakthrough device.” The Zephyr Valve is commercially available in more than 25 countries, is included in global treatment guidelines and is widely considered a standard of care treatment option for improving breathing, activity and quality of life in patients with severe emphysema. For more information on the Zephyr Valves and the company, please visit www.Pulmonx.com. Pulmonx®, AeriSeal®, Chartis®, StratX®, and Zephyr® are registered trademarks and LungTraXTM is a trademark of Pulmonx Corporation.

Investor Contact
Brian Johnston
Laine Morgan
Gilmartin Group
investors@pulmonx.com

Pulmonx Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$21,502	$20,387	$67,899	$60,024
Cost of goods sold	5,450	5,361	18,301	15,613
Gross profit	16,052	15,026	49,598	44,411
Operating expenses
Research and development	4,846	3,744	14,908	13,569
Selling, general and administrative	25,599	25,411	78,450	75,129
Total operating expenses	30,445	29,155	93,358	88,698
Loss from operations	(14,393)	(14,129)	(43,760)	(44,287)
Interest income	611	1,269	2,198	4,016
Interest expense	(805)	(891)	(2,385)	(2,665)
Other income (expense), net	758	(201)	809	179
Net loss before tax	(13,829)	(13,952)	(43,138)	(42,757)
Income tax expense	128	192	440	462
Net loss	$(13,957)	$(14,144)	$(43,578)	$(43,219)
Net loss per share attributable to common stockholders, basic and diluted	$(0.34)	$(0.36)	$(1.08)	$(1.11)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	40,936,896	39,276,447	40,444,001	38,953,032

Pulmonx Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$76,549	$70,905
Restricted cash	261	257
Short-term marketable securities	—	30,577
Accounts receivable, net	13,797	13,120
Inventory	16,248	16,915
Prepaid expenses and other current assets	4,380	4,474
Total current assets	111,235	136,248
Long-term inventory	2,474	1,681
Property and equipment, net	2,443	2,907
Goodwill	2,333	2,333
Right of use assets	18,279	18,545
Other long-term assets	1,517	1,136
Total assets	$138,281	$162,850
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$6,420	$3,827
Accrued liabilities	14,936	16,472
Income taxes payable	189	49
Deferred revenue	92	135
Short-term debt	105	3,176
Current lease liabilities	1,136	778
Total current liabilities	22,878	24,437
Deferred tax liability	47	87
Long-term lease liabilities	18,298	18,515
Long-term debt	37,025	34,002
Total liabilities	78,248	77,041
Stockholders' equity
Common stock	41	40
Additional paid-in capital	568,887	551,211
Accumulated other comprehensive income	2,238	2,113
Accumulated deficit	(511,133)	(467,555)
Total stockholders' equity	60,033	85,809
Total liabilities and stockholders' equity	$138,281	$162,850

Pulmonx Corporation
Reconciliation of Reported Revenue % Change to Constant Currency Revenue % Change
(in thousands, except percentages)
(Unaudited)

	Three Months Ended September 30,
	2025	2024	% Change	FX Impact %	Constant Currency % Change
United States	$13,967	$13,836	0.9%	—%	0.9%
International	7,535	6,551	15.0%	5.9%	9.1%
Total	$21,502	$20,387	5.5%	1.9%	3.6%

	Nine Months Ended September 30,
	2025	2024	% Change	FX Impact %	Constant Currency % Change
United States	$42,919	$40,586	5.7%	—%	5.7%
International	24,980	19,438	28.5%	2.6%	25.9%
Total	$67,899	$60,024	13.1%	0.8%	12.3%

Pulmonx Corporation
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP Net loss	$(13,957)	$(14,144)	$(43,578)	$(43,219)
Depreciation and amortization	246	376	823	1,199
Stock-based compensation	5,166	5,839	16,992	17,432
Impairment of capitalized software development costs	—	—	—	1,717
Interest expense (income), net	194	(378)	187	(1,351)
Provision for income taxes	128	192	440	462
Adjusted EBITDA	$(8,223)	$(8,115)	$(25,136)	$(23,760)